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                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        GENAISSANCE PHARMACEUTICALS, INC.

         I, Gualberto Ruano, President of Genaissance Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify as follows:

         A. The original Certificate of Incorporation of Genaissance Pharmaceuticals, Inc. (the "Corporation") was filed in the Office of the Secretary of State of the State of Delaware on February 24, 1992 under the name "BIOS Laboratories, Inc." and was amended by: (i) Certificates of Amendment on August 29, 1994; March 18, 1997; August 13, 1997; December 22, 1997; August 24, 1998; February 17, 2000; March 8, 2000; and March 10, 2000;
(ii) a Certificate of Designations on December 22, 1997, which was amended on August 24, 1998, February 17, 2000 and March 10, 2000; (iii) a Certificate of Designations on August 24, 1998 which was amended on February 17, 2000; (iv) a Certificate of Designations on February 17, 2000 which was amended on March 8, 2000 and March 10, 2000; and (v) a Certificate of Designations on March 10, 2000.

         B. In the manner prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and stockholders of the Company.

         C. The text of the Certificate of Incorporation of the Company is further amended and restated to read in full as follows:

         FIRST:  The name of the Corporation is Genaissance Pharmaceuticals,
Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The Corporation shall be authorized to issue sixty-one million (61,000,000) shares of capital stock, which shall be divided into fifty-eight million (58,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"), two million (2,000,000) shares of non-voting common stock, par value $0.001 per share (the "Non-Voting Common Stock") and one million (1,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

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         The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

                                 PREFERRED STOCK

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but shall not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative rights, preferences and limitations of that series.

                    COMMON STOCK AND NON-VOTING COMMON STOCK

         The Common Stock and the Non-Voting Common Stock are subject to the rights and preferences of the Preferred Stock as hereinbefore set forth or authorized.


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         The Common Stock and the Non-Voting Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise expressly provided herein. The relative powers, preferences, rights, qualifications, limitation and restrictions of the shares of the Common Stock and the Non-Voting Common Stock are as follows:

     1. VOTING. Subject to the provisions of any applicable law or of the by-laws of the Corporation, as from time to time amended, with respect to the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided herein or by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have exclusive voting rights for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as provided under the Delaware General Corporation Law, the holders of the Non-Voting Common Stock are not entitled to vote.

     2. DIVIDENDS. Subject to the rights of any one or more series of Preferred Stock, the holders of Common Stock and Non-Voting Common Stock shall be entitled to receive such dividends from time to time as may be declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends.

     3. LIQUIDATION. In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they are entitled, the holders of Common Stock and Non-Voting Common Stock shall be entitled to share ratably according to the number of shares of Common Stock and Non-Voting Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

     4. CONVERSION OF NON-VOTING COMMON STOCK.

        (a) OPTIONAL CONVERSION. Subject to applicable banking regulations, each share of Non-Voting Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into shares of Common Stock at the rate (subject to equitable adjustment as may be necessary to account for stock splits, stock dividends or any reorganization, combination of shares or similar capital adjustment) of one share of Common Stock for each share of Non-Voting Common Stock by surrendering the certificate or certificates for such shares of Non-Voting Common Stock, together with written notice that such holder elects to convert all or any portion of the shares of Non-Voting Common Stock represented by such certificate or certificates and any other documents required by the transfer agent or the Corporation, to the office of the transfer agent (which shall be the principal office of the Corporation if it serves as its own transfer agent). Such notice shall state the names of the nominees, if any, in which such holder wishes the certificate or certificates for the shares of Common Stock to be issued. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if it serves as its own transfer agent) shall be the conversion date. The Corporation shall, as soon as practicable after such conversion date, issue and deliver at such office to such holder of Non-Voting Common Stock, or to its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.


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        (b) RESERVING COMMON STOCK. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Non-Voting Common Stock.

                                    ISSUANCE

         Subject to the provisions of this Amended and Restated Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation:

     1. The directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial Class I directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 2001 annual meeting of stockholders; the initial Class II directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 2002 annual meeting of stockholders; and the initial Class III directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 2003 annual meeting of stockholders. At each such annual meeting of stockholders and at each annual meeting thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, resignation, retirement or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the election, terms of office and other features of such directorships shall be governed by the terms of the vote establishing such series, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms. This
Section 1 of Article FIFTH may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 80% of the voting power of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article FIFTH as one class of stock.

     2. Each director chosen to fill a vacancy in the Board of Directors shall be elected to complete the term of office of the director who is being succeeded. In the case of any election of a new director to fill a directorship created by an enlargement of the Board, the Board shall in such election assign the class of directors to which such additional director is being elected, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned.


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     3. Except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by holders of such series, at any special meeting of the stockholders called at least in part for the purpose, any director or directors may, by the affirmative vote of the holders of at least a majority of the stock entitled to vote for the election of directors, be removed from office for cause. The provisions of this subsection shall be the exclusive method for the removal of directors. This Section 3 of Article FIFTH may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 80% of the voting power of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article FIFTH as one class of stock.

     4. Elections of directors need not be by ballot.

     5. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

     6. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article FIFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

         Any repeal or modification of this Section 6 of Article FIFTH shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place before such repeal or modification, nor otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     7. Meetings of stockholders may be held anywhere within or without the State of Delaware. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

         SIXTH: No action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         This Article SIXTH may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 80% of the voting power of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article SIXTH as one class of stock.


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         SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

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         IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation in the name and on behalf of Genaissance Pharmaceuticals, Inc. on the _______ day of __________, 2000 and the statements contained herein are affirmed as true under penalties of perjury.

                                        ________________________________________
                                        Gualberto Ruano
                                        President and Chief Executive Officer


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